Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	August 27, 2021
SITEL GROUP® COMPLETES ACQUISITION OF SYKES ENTERPRISES, INCORPORATED CREATING A LEADING GLOBAL CX PROVIDER

TAMPA, FL – August 27, 2021 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer experience management services, multichannel demand generation and digital transformation, announced that Sitel Group® has successfully completed the all-cash acquisition of SYKES in accordance with the merger agreement. This highly complementary combination creates a leading global CX (customer experience) player with a wide breadth and depth of services, strong client relationships and considerable opportunities for employees worldwide. The acquisition – the terms of which were a purchase price of $54 per share, representing a premium of 31.2% over SYKES’ closing price on June 17, 2021 and valuing the deal at approximately $2.2 billion on a fully diluted basis – was announced on June 18, 2021 and was subsequently approved by SYKES shareholders in a Special Meeting on August 24, 2021. Effective today, SYKES has become a privately-held company and its shares will cease trading on the Nasdaq Stock Market.

About Sykes Enterprises, Incorporated

Sykes Enterprises,
Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 - 800 - TO - SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

Sykes Enterprises, Incorporated and consolidated subsidiaries (“SYKES” or the “Company”) is a leading full lifecycle provider of global customer experience management services, multichannel demand generation and digital transformation. SYKES provides differentiated full lifecycle customer experience management solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, technology, communications, transportation & leisure and healthcare industries. The Company’s differentiated full lifecycle services platform effectively engages customers at every touchpoint within the customer journey, including digital media and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized through a suite of digital transformation capabilities under its SYKES Digital Services (“SDS”) group, which spans robotic process automation (“RPA”), self-service, insight analytics and digital learning. In addition to digital transformation, SYKES also provides artificial intelligence (“AI”) solutions that can be embedded and leveraged across its lifecycle offerings. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). The Company’s Americas and EMEA regions primarily provide customer management solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company also provide fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the Company’s acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of digital transformation capabilities that optimizes its differentiated full lifecycle management services platform. The Company’s complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer experience management centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. The Company delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

About Sitel Group®

As a leading global provider of customer experience (CX) products and solutions, Sitel Group® empowers brands to build stronger relationships with their customers by creating meaningful connections that boost brand value. Inspired by each brands’ unique vision and goals, we ask “what if?” applying our expertise to create innovative solutions that reduce customer effort. With 100,000 people around the globe – working from home or from one of our CX hubs – we securely connect best-loved brands with their customers over 4.5 million times every day in 50+ languages. Whether digital or voice-based, our solutions deliver a competitive edge across all customer touchpoints. Our award-winning culture is built on 35+ years of industry-leading experience and commitment to improving the employee experience. EXP+™ from Sitel Group is a flexible solution with complete cloud capability, designed to simplify the delivery of end-to-end CX services, while boosting efficiency, effectiveness and customer satisfaction. EXP+ creates a robust ecosystem by harnessing the power of four connected product families: Empower, Engage, Explore and Evolve. Learn more at www.sitel.com and connect with us on Facebook, LinkedIn and Twitter.

SYKES investor contact:
Subhaash Kumar
Sykes Enterprises, Inc.
(813) 233-7143 subhaash.kumar@sykes.com

SYKES media contact:
Jesse Himsworth
Sykes Enterprises, Inc.
(801) 874-9390
Jesse.Himsworth@sykes.com

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